Exhibit 99.1

Resource Extraction Payment Report
for the Fiscal Year Ended December 31, 2023

Segment	Project/Subnational Political Jurisdiction	Resource (Mineral) and Method of Extraction	Governmental Recipient/Country	Payment Type	Dollars (in thousands)

Pennsylvania Mining Complex (PAMC)	Pennsylvania	Coal - Underground Mining	U.S. Federal Government	Federal black lung excise taxes	$11,975
	Pennsylvania	Coal - Underground Mining	U.S. Federal Government	Federal reclamation fees	2,338
	Pennsylvania	Coal - Underground Mining	U.S. Federal Government	Black lung benefits	123
	Pennsylvania	Coal - Underground Mining	U.S. Federal Government	Other	231
Total PAMC Payments					$14,667

Itmann Mining Complex (IMC)	West Virginia	Coal - Underground Mining	U.S. Federal Government	Federal black lung excise taxes	$101
	West Virginia	Coal - Underground Mining	U.S. Federal Government	Federal reclamation fees	25
	West Virginia	Coal - Underground Mining	U.S. Federal Government	Black lung benefits	73
	West Virginia	Coal - Underground Mining	U.S. Federal Government	Other	73
Total IMC Payments					$272

Corporate and Other	(1)	Coal - Underground Mining	U.S. Federal Government	Federal income taxes	$100,200
	Kentucky	Other (2)	U.S. Federal Government	Black lung benefits	$496
	Ohio	Other (2)	U.S. Federal Government	Black lung benefits	$54
	Pennsylvania	Other (2)	U.S. Federal Government	Black lung benefits	$355
	Tennessee	Other (2)	U.S. Federal Government	Black lung benefits	$15
	Virginia	Other (2)	U.S. Federal Government	Black lung benefits	$702
	West Virginia	Other (2)	U.S. Federal Government	Black lung benefits	$595

(1)    The United States federal government levies income taxes at the CONSOL Energy Inc. (CONSOL) level rather than on a per project basis. Income tax payment information in the table above is presented at the CONSOL entity level.
(2)    Other represents black lung benefits related to idle operations.

The following table summarizes CONSOL Energy’s total payments to the U.S Federal government by payment type (dollars in thousands):

2023

Federal black lung excise taxes	$12,076
Federal reclamation fees	2,363
Black lung benefits	2,413
Federal income taxes	100,200
Other	304
Total payments to U.S. Federal government	$117,356